UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

ADAPTIVE MEDIAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54074	26-0685980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47 Discovery Suite 220

Irvine, CA 92618

(Address of principal executive offices) (zip code)

949-525-4466

(Registrant's telephone number, including area code)

 N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 12, 2016, the Board of Directors (the “Board”) of Adaptive Medias, Inc. (the “Company”) appointed Sal Aziz as a member of the Board. As of the date hereof, Mr. Aziz has not been appointed to any committees of the Board.

In exchange for his services as member of the Board, Mr. Aziz will receive, subject to the approval of the Board, (i) a restricted stock grant of 50,000 shares of the Company’s common stock (“Common Stock”), and (ii) a non-qualified stock option to purchase 200,000 shares of Common Stock which shall vest in four equal annual installments beginning on the date of grant, subject to Mr. Aziz’s continuous status as a service provider of the Company in each such instance.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release dated January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTIVE MEDIAS, INC.

Date: January 12, 2016	By:	/s/ John Strong
	Name:	John Strong
	Title:	Chairman and Chief Executive Officer